Exhibit 10.5

SUBSCRIPTION AGREEMENT

TO:	The Directors of 99 Acquisition Group Inc. (the “Company”).

The undersigned hereby subscribes for 2,156,250 shares of common stock (the “Shares”) of the Company. In consideration for the issue of the Shares, the undersigned hereby agrees and undertakes to pay $25,000 to the Company.

We agree to take the Shares subject to the Certificate of Incorporation and By-laws of the Company and we authorize you to enter the following name and address in the stockholders ledger of the Company:

Name:	99 Acquisition Sponsor LLC

Address:	Attn: Hiren Patel
14 Noblewood Ct,
Gaithersburg, MD 20878
Email: hpatel@intelvative.com

99 ACQUISITION SPONSOR LLC

Signed:	/s/ Hiren Patel
Name:	Hiren Patel
Title:	Manager

Dated:	August 16, 2022

Accepted:

99 ACQUISITION GROUP INC.

Signed:	/s/ Hiren Patel
Name:	Hiren Patel
Title:	Chief Executive Officer

Dated:	August 16, 2022